UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2014

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	1-35388	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant's telephone number, including area code: (281) 269-7199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 15, 2014, Prosperity Bancshares, Inc. (the “Company”) held its Annual Meeting of Shareholders to consider and act upon the items listed below:

1.	William H. Fagan, M.D., William T. Luedke IV, Perry Mueller, Jr., D.D.S., and Harrison Stafford II were elected as Class I directors to serve on the Board until the Company’s 2017 Annual Meeting of Shareholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. The table below contains a summary of the number of votes for, votes withheld and broker non-votes for each nominated director:

	Votes For	Votes Withheld	Broker Non-Votes
William H. Fagan, M.D.	50,062,000	1,033,471	6,667,994
William T. Luedke IV	50,407,482	687,989	6,667,994
Perry Mueller, Jr., D.D.S.	43,298,271	7,797,200	6,667,994
Harrison Stafford II	50,134,775	960,696	6,667,994

The following Class II and Class III directors continued in office after the Annual Meeting: James A. Bouligny, W.R. Collier, Leah Henderson, Ned S. Holmes, Robert Steelhammer, H.E. Timanus, Jr., and David Zalman.

2.	The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,351,050	256,908	149,927	0

3.	The shareholders adopted, on a non-binding, advisory basis, a proposal approving the compensation of the Company's named executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,583,988	835,207	676,276	6,667,994

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: April 17, 2014	By:	/s/ Charlotte M. Rasche
Charlotte M. Rasche
Executive Vice President and General Counsel

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